                       CIT Equipment Collateral - 2004-EF1
                            Monthly Servicing Report


                                                    Determination Date: 10/18/04
                                                    Collection Period:  09/30/04
                                                    Payment Date:       10/20/04

 I. AVAILABLE FUNDS

    A.  Available Pledged Revenues

         a.       Scheduled Payments Received                                                                    13,090,452.64
         b.       Liquidation Proceeds Allocated to Owner Trust                                                           0.00
         c.       Required Payoff Amounts of Prepaid Contracts                                                    3,654,104.51
         d.       Required Payoff Amounts of Purchased Contracts                                                    131,358.97
         e.       Proceeds of Clean-up Call                                                                               0.00
         f.       Investment Earnings on Collection Account and Note Distribution Account                                 0.00
                                                                                                                --------------

                                                        Total Available Pledged Revenues =                       16,875,916.12

    B.  Determination of Available Funds

         a.       Total Available Pledged Revenues                                                               16,875,916.12
         b.       Servicer Advances                                                                                 911,443.88
         c.       Recoveries of prior Servicer Advances                                                            (647,435.23)
         d.       Withdrawal from Reserve Account                                                                         0.00
                                                                                                                --------------

                                                        Total Available Funds =                                  17,139,924.77


II. DISTRIBUTION AMOUNTS

      A.  COLLECTION ACCOUNT DISTRIBUTIONS

            1.    Servicing Fee                                                                                     248,916.56

            2.    Class A-1 Note Interest Distribution                                        120,028.63
                  Class A-1 Note Principal Distribution                                    14,374,760.84
                                                 Aggregate Class A-1 distribution                                14,494,789.47

            3.    Class A-2 Note Interest Distribution                                        192,750.00
                  Class A-2 Note Principal Distribution                                             0.00
                                                 Aggregate Class A-2 distribution                                   192,750.00

            4.    Class A-3 Note Interest Distribution                                        502,471.67
                  Class A-3 Note Principal Distribution                                             0.00
                                                 Aggregate Class A-3 distribution                                   502,471.67

            5.    Class B Note Interest Distribution                                           36,812.41
                  Class B Note Principal Distribution                                         605,679.33
                                                   Aggregate Class B distribution                                   642,491.74

            6.    Class C Note Interest Distribution                                           58,622.40
                  Class C Note Principal Distribution                                               0.00
                                                   Aggregate Class C distribution                                    58,622.40

            7.    Class D Note Interest Distribution                                           61,852.65
                  Class D Note Principal Distribution                                               0.00
                                                   Aggregate Class D distribution                                    61,852.65

            9.    Deposit to the Reserve Account                                                                          0.00

           10.    Amounts Payable in connection with the Reserve Account                                             27,630.78

           11.    To the holder of the equity certificate                                                           910,399.50


                                                     Collection Account Distributions =                          17,139,924.77
                                                                                                                 =============

      B.  RESERVE ACCOUNT DISTRIBUTIONS

            1. Withdrawal from the Reserve Account                                                                        0.00

            2.    Interest to the Holdback Amount Designee                                                           46,466.50

            3.    Release of Excess from the Reserve Account                                                        674,119.81
                                                                                                                 -------------

                                                     Reserve Account Distributions =                                 720,586.31
                                                                                                                 =============

                                                                                                                 -------------
      C. INCORRECT DEPOSITS                                                                                               0.00
                                                                                                                 =============

III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES


          -----------------------------------------------------------------------------------------------------
                     Distribution                    Class A-1           Class A-2              Class A-3
                        Amounts                        Notes               Notes                  Notes
          -----------------------------------------------------------------------------------------------------
      1.             Interest Due                        120,028.63          192,750.00            502,471.67
      2              Interest Paid                       120,028.63          192,750.00            502,471.67
      3           Interest Shortfall                           0.00                0.00                  0.00
                    ((1) minus (2))
      4             Principal Paid                    14,374,760.84                0.00                  0.00

      5        Total Distribution Amount              14,494,789.47          192,750.00            502,471.67
                    ((2) plus (4))



          -----------------------------------------------------------------------------------------------------
                     Distribution             Class B             Class C        Class D       Total Offered
                        Amounts                Notes               Notes          Notes            Notes
          -----------------------------------------------------------------------------------------------------
      1.             Interest Due             36,812.41           58,622.40     61,852.65        972,537.76
      2              Interest Paid            36,812.41           58,622.40     61,852.65        972,537.76
      3           Interest Shortfall               0.00                0.00          0.00              0.00
                    ((1) minus (2))
      4             Principal Paid           605,679.33                0.00          0.00     14,980,440.17

      5        Total Distribution Amount     642,491.74           58,622.40     61,852.65     15,952,977.93
                    ((2) plus (4))



IV. Information Regarding the Securities

    A Summary of Balance Information


            -----------------------------------------------------------------------------------------------------

                                 Applicable  Principal Balance    Class Factor  Principal Balance  Class Factor
                     Class         Coupon          Oct-04            Oct-04           Sep-04          Sep-04
                                    Rate        Payment Date      Payment Date     Payment Date    Payment Date

            -----------------------------------------------------------------------------------------------------
         a.     Class A-1 Notes   1.6300%         73,989,872.11      0.52475        88,364,632.95     0.62670
         b.     Class A-2 Notes   2.5700%         90,000,000.00      1.00000        90,000,000.00     1.00000
         c.     Class A-3 Notes   3.5000%        172,276,000.00      1.00000       172,276,000.00     1.00000
         d.      Class B Notes    2.9900%         14,168,533.95      0.83384        14,774,213.28     0.86948
         e.      Class C Notes    4.1400%         16,992,000.00      1.00000        16,992,000.00     1.00000
         f.      Class D Notes    4.6800%         15,859,654.22      1.00000        15,859,654.22     1.00000

         g.                 Total Offered Notes  383,286,060.28                    398,266,500.45


    B Other Information


         -----------------------------------------------------------------------

                                     Scheduled           Scheduled
                                 Principal Balance   Principal Balance
              Class                    Oct-04              Sep-04
                                    Payment Date        Payment Date

         -----------------------------------------------------------------------

         Class A-1 Notes           85,318,302.90       96,489,249.14




         ---------------------------------------------------------------------------------------------------------

                                                   Target             Class            Target           Class
                                  Class       Principal Amount        Floor       Principal Amount      Floor
              Class             Percentage         Oct-04            Oct-04            Sep-04          Sep-04
                                                Payment Date      Payment Date      Payment Date    Payment Date

         ---------------------------------------------------------------------------------------------------------

             Class A              95.96%        367,789,289.80                      382,164,050.64
             Class B              4.04%             605,679.33              0.00        558,908.91            0.00



 V. PRINCIPAL

    A.  MONTHLY PRINCIPAL AMOUNT

          1.  Principal Balance of Notes and Equity Certificates               398,266,500.45
              (End of Prior Collection Period)
          2.  Contract Pool Principal Balance (End of Collection Period)       383,286,060.28
                                                                               --------------

                                      Total monthly principal amount            14,980,440.17


VI. CONTRACT POOL DATA

    A. CONTRACT POOL CHARACTERISTICS


                                                                    --------------------------------------------------------
                                                                     Original            Oct-04              Sep-04
                                                                       Pool           Payment Date        Payment Date
                                                                    --------------------------------------------------------
        1.    a.  Contract Pool Principal Balance (active contracts)  453,119,654.00     383,136,915.41      398,238,518.52
              b.  Positive Rent Due (active contracts)                                     2,334,298.93        2,070,290.28
                                                                    --------------------------------------------------------
              c.  Required Payoff Amount (active contracts)           453,119,654.00     385,471,214.34      400,308,808.80

              d.  Required Payoff Amount (unliquidated defaults)                             149,144.87           27,981.93

                                                                    --------------------------------------------------------
              e.  Total Required Payoff Amount                        453,119,654.00     385,620,359.21      400,336,790.73
                                                                    ========================================================

        2.    No of Contracts                                                  5,761              5,591               5,632

        3     Weighted Average Remaining Term                                   44.0               40.4                41.0

        4     Weighted Average Original Term                                    53.6


    B. DELINQUENCY INFORMATION


                                                    ------------------------------------------------------------------
                                                          % of
                                                                                          No. Of           Required
                                                       Contracts          % of RPA       Accounts       Payoff Amount
                                                    ------------------------------------------------------------------
        1.    Current                                    98.87%            99.22%            5,528    382,621,804.60
              31-60 days                                 0.73%             0.58%                41      2,242,459.88
              61-90 days                                 0.20%             0.13%                11        518,464.92
              91-120 days                                0.05%             0.01%                 3         34,737.51
              121-150 days                               0.04%             0.01%                 2         44,370.40
              151-180 days                               0.02%             0.00%                 1          9,377.03
              180+ days                                  0.00%             0.00%                 0              0.00
                                                    -----------------------------------------------------------------
              Subtotal - Active Accounts                 99.91%            99.96%            5,586    385,471,214.34

              Remaining RPA - Unliquidated Defaults      0.09%             0.04%                 5        149,144.87

                                                    -----------------------------------------------------------------
              Total Delinquency                          100.0%            100.0%            5,591    385,620,359.21
                                                    =================================================================

        2.    Delinquent Scheduled Payments:

              Beginning of Collection Period                                          2,070,290.28
              End of Collection Period                                                2,334,298.93
                                                                                      -------------

                               Change in Delinquent Scheduled Payments                  264,008.65


    C. DEFAULTED CONTRACT INFORMATION

       1. A) Reported Loss Information


                                                       --------------------------------------------------------------------
                                                                     Current Period                     Cumulative
                                                       --------------------------------------------------------------------
                                                                Amount          % of ICPB            Amount      % of ICPB
                                                       --------------------------------------------------------------------
               Defaulted Valuation Amount                         153,290.72      0.03%             184,182.82    0.04%
               Cash Collected on Defaulted Contracts                    0.00      0.00%                   0.00    0.00%
                                                       --------------------------------------------------------------------
               Net Loss Amount                                    153,290.72      0.03%             184,182.82    0.04%
                                                       ====================================================================

          B)    Cumulative Loss Trigger Percentage                                                                0.75%
                Cumulative Loss Trigger in Effect                                                                   NO



       2. Supplemental Information on Unliquidated Defaulted Contracts


          Required Payoff Amount at time of Default                                         318,929.12
          Initial Defaulted Valuation Amount                                                169,784.27
          Cash Collected on Defaulted Contracts                                                   0.00
          Cash Collections in Excess of Remaining Required Payoff Amount                          0.00
                                                                                            ----------

          Remaining Required Payoff Amount of Defaulted Contracts                           149,144.87
                                                                                            ==========

          Initial Valuation as a % of Required Payoff Amount at time of Default                 53.24%
          Remaining Balance % of Required Payoff Amount at time of Default                      46.76%


       3. Supplemental Information on Liquidated Contracts


                                                        ----------------------------------------------------------------
                                                          Current Period                              Cumulative
                                                        ----------------------------------------------------------------
                                                              Amount          % of ICPB         Amount         % of ICPB
                                                        ----------------------------------------------------------------
           Required Payoff Amount at time of Default           28,797.12        0.01%           28,797.12         0.01%
           Cash Collected on Liquidated Contracts                   0.00        0.00%                0.00         0.00%
                                                        ----------------------------------------------------------------
           Net Loss Amount on Liquidated Contracts             28,797.12        0.01%           28,797.12         0.01%
                                                        ================================================================
           Loss Severity Percentage                              100.00%                          100.00%
           Number of Contracts                                         1                                1
           % of Original Contracts                                 0.02%                            0.02%


VII. INFORMATION REGARDING THE RESERVE ACCOUNT


     A.  RESERVE ACCOUNT

             1. Opening Reserve Account Balance                                  17,921,992.52

             2. Investment Earnings                                                  18,835.72

             3. Deposit from the Collection Account                                  27,630.78

             4. Withdrawls from the Reserve Account                                       0.00

             5. Interest payment to the Holdback Designee                           (46,466.50)

             6. Release of Reserve Account Surplus                                 (674,119.81)

             7. Ending Reserve Account Balance                                   17,247,872.71

             8. Available amount                                                 17,921,992.52

             9. Required Reserve Account Amount                                  17,247,872.71

            10. Reserve Account Surplus/ (Shortfall)                                      0.00




VIII. MISCELLANEOUS INFORMATION

      A.  SERVICER ADVANCE BALANCE

              1. Opening Servicer Advance Balance                     2,070,290.28
              2. Current Period Servicer Advance                        911,443.88
              3. Recoveries of prior Servicer Advances                 (647,435.23)
                                                                      ------------
              4. Ending Servicer Advance Balance                      2,334,298.93

      D.  OTHER RELATED INFORMATION

              1. Life to Date Prepayment (CPR)                               10.3%

              2. Life to Date Substitutions:

                 a. Prepayments                        0.00

                 b. Defaults                           0.00



DELINQUENCY ANALYSIS AND LTD CPR HISTORY
----------------------------------------------------------------------------------------------------------------------
                     % of                    % of                  % of                   % of
                     Aggregate               Aggregate             Aggregate              Aggregate
                     Required Payoff         Required Payoff       Required Payoff        Required Payoff
                     Amounts                 Amounts               Amounts                Amounts
    Collection
       Periods       31-60 Days Past Due     61-90 Days Past Due   91-120 Days Past Due   120+ Days Past Due   LTD CPR
----------------------------------------------------------------------------------------------------------------------
        09/30/04         0.58%                   0.13%                   0.01%                  0.01%           10.31%
        08/31/04         0.40%                   0.11%                   0.01%                  0.03%            9.75%
        07/31/04         0.51%                   0.11%                   0.03%                  0.00%           10.43%
        06/30/04         0.52%                   0.07%                   0.00%                  0.00%           16.27%
----------------------------------------------------------------------------------------------------------------------




             NET LOSS HISTORY
             ------------------------------------------------------
                Collection          Net                 Net
                  Month       Loss Percentage         Losses
             ------------------------------------------------------
             ------------------------------------------------------
                 09/30/04          0.04%             153,290.72
                 08/31/04          0.01%              12,722.12
                 07/31/04          0.00%              18,169.98
                 06/30/04          0.00%                      -
             ------------------------------------------------------